Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-218276), Forms S-3 (File Nos. 333-224686 and 333-206353) and Forms S-8 (File Nos. 333-228912, 333-216201, 333-206360 and 333-249362) of Future FinTech Group Inc. (the “Company”) of our report dated June 2, 2020, relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 10-K Amendment No.1 of the Company for the year ended December 31, 2019.

/s/ B F Borgers CPA PC

Lakewood, Colorado

November 4, 2020